SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2007
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1241 East Main Street, Stamford, CT		06902

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     On June 19, 2007, management of World Wrestling Entertainment, Inc. (the “Company”) concluded and reported to the Board of Directors that it had determined, based on our analysis of the revised performance estimate of its third film, “The Condemned,” that an impairment charge in the amount of $15.7 million should be taken against the capitalized costs of this film. The Company does not believe this impairment charge will result in any future cash expenditures. A copy of a press release made today by the Company relating to this impairment is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (a) Exhibits
          99.1 Press Release, dated June 19, 2007.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Frank G. Serpe

Frank G. Serpe Chief Financial Officer
Dated: June 19, 2007